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Exhibit 10.1

                               SEVERANCE AGREEMENT
                               -------------------

         THIS SEVERANCE AGREEMENT (the "Agreement") is entered into as of this 11th day of April 2003, between NexGen Vision, Inc., a Delaware corporation (the "Company") and Hermann Burckhardt (the "Employee").

         WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including but not limited to proprietary processes of manufacturing, design information and drawings, sales methods and techniques, and other like confidential business and technical information including but not limited to engineering or technical information, design systems, pricing methods, pricing rates or discounts, process, procedure, formula, design of computer software, or improvement, or any portion or phase thereof, whether patented or unpatentable, that is of any value whatsoever to the Company, as well as certain unpatented information relating to the manufacture or servicing of the Company's products, information concerning proposed new products, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other entity for the Company), and (ii) confidential business information, i.e., any data or information other than trade secrets that is of any value or significance to the Company and is not generally known to competitors of the Company nor intended by the Company for general dissemination, including but not limited to future company business plans, project files, design systems, lists of the Company' current or potential customers, current or potential vendors, prospective leads or target accounts, the identity of various suppliers/vendors of products and services, pricing schedules, pricing methods, information about the purchasing preferences and practices of customers, information as to the profitability of specific sales and/or specific products, and information about the Company' executives, officers, and directors, which necessarily will be communicated to the Employee by reason of his employment by the Company;

         WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in its trade secrets and confidential business information, and its substantial relationships with vendors, existing customers, and prospective customers; and

         WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Employee during the Term, as defined in this Agreement, and following (for a reasonable time) termination of this Agreement.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

1. REPRESENTATION AND WARRANTY OF THE EMPLOYEE. The Employee hereby represents and warrants to the Company that he does not possess any Confidential Information, as defined in this Agreement, in written, electronic or other format.

2. RESIGNATION, TERM, SEVERANCE PAYMENTS, ETC.

         (a) Resignation. Concurrent with execution hereof by the parties, the Employee resigns as an officer, director and employee of the Company and any of its subsidiaries. The Employee acknowledges and agrees with the Company that as

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a result of his resignation as a director,  the Company is not obligated to file a Form 8-K with the Securities and Exchange Commission.

         (b) Severance Payments. Through March 31, 2004 (the "Term"), the Company shall continue to pay the Employee all of the compensation and benefits contained in the Employment Agreement between the Company and the Employee dated November 6, 2001 (the "Employment Agreement") as if the Employee were still an employee (the "Severance Payments"). All payments shall be made as provided in the Employment Agreement. The Employee shall have no right or obligation to perform any services, and the payments shall be considered severance payments.

         (c) Filing suit. If during the Term, the Employee files or encourages, induces, or causes anyone else to file a lawsuit against the Company or any of its officers or directors, for any reason other than (i) to enforce this Agreement, or (ii) under or to enforce the Stockholders' Voting Agreement dated April 11, 2003, among the Employee, Gary Lafferty and Alberto Burckhardt (the "Stockholders' Voting Agreement") then the obligation to pay Severance Payments shall cease and no further Severance Payments shall be due.

         (d) Termination of the Employment Agreement. Except as provided in this Agreement, the Employment Agreement is terminated and null and void and no party shall have any rights or liabilities under the Employment Agreement.

         (e)  Continuing  Effect.   Notwithstanding   any  termination  of  this
Agreement at the end of the Term or otherwise, the provisions of Sections 3 through 10 of this Agreement shall remain in full force and effect.

         (f) Trading on Inside Information. The Employee acknowledges that he has in the past had access to information concerning the Company's business and financial condition that is material and not public. Accordingly, the Employee agrees to not purchase or sell any of the Company's capital stock on the basis of such material non-public information through the filing of the Company's Form 10-QSB for the quarter ended March 31, 2003 (or such earlier date as approved by Michael D.Harris, Esq. of West Palm Beach, Florida) . After the filing of the Form 10-QSB, the Company agrees that the Employee shall not have access to any material, non-public information, and he shall not be subject to the Company's pre-clearance procedures. The parties agree that during the Term and Restrictive Period as defined in this Agreement, such securities counsel of the Company is and will continue to be Michael D. Harris, Esq

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3.  COMMUNICATIONS;  DISPARAGEMENT.  From the date of this Agreement through the expiration of two years from the last severance payment required to be made for in Section 2(b) (the "Restrictive Period"), neither party shall communicate with anyone concerning the other or their respective officers, directors, employees,
,  commercial  bankers,   representatives  or  successors  in  any  negative  or
disparaging manner or with respect to material non-public information., except with Messrs. Gary Lafferty and Michael D. Harris on behalf of the Company, and any lawyer representing the Employee on behalf of him. Provided, however, the Employee may engage in personal communications with his son, Alberto Burckhardt which do not relate to the Company and he may have communications with third parties concerning Alberto Burckhardt in any capacity outside of Alberto Burckhardt's relationship with the Company.

4. NON-COMPETITION AGREEMENT.

         (a) Competition with the Company. During the Restrictive Period, the Employee, directly or indirectly or, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity (any of the foregoing defined as an "Affiliated Entity") shall not manufacture, market or sell ophthalmic lens casting machines, ophthalmic lenses or any components or supplies used in the manufacture of ophthalmic lenses (collectively the "Products") within the United States or Australia. Provided, however, the foregoing provisions shall not prevent the Employee from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if the Employee's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit
Employee from owning up to 5% of the securities of any publicly-traded enterprise engaged in the Prohibited Business provided the Employee is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise. In addition, the Employee may not, directly or indirectly including through any Affiliated Entity, obtain employment with or perform services for any Customer, as defined, of the Company during the Restrictive Period.

         (b) Solicitation of Customers. During the Restrictive Period, the Employee, directly or indirectly including through any Affiliated Entity, shall not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company .. For purposes of this Agreement, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which has been approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or the third party, as the case may be.

         (c) Solicitation of Employees. During the Restrictive Period, the Employee, directly or indirectly including through any Affiliated Entity shall not solicit, hire or contact any employee of the Company for the purpose of hiring them or causing them to terminate their employment relationship with the Company.

         (d) No Payment. The Employee acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 4.

         (e) References to the Company in this Section 4 shall include the Company's Affiliates. For purposes of this Agreement, the word "Affiliates" shall include all persons or entities controlled by or under common control with the Company or the Employee, as the case may be.

5. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) Confidential Information. Confidential Information includes, but is not limited to, trade secrets (as defined by the common law and statute in Georgia or Delaware or any future Georgia or Delaware statute), processes, policies, procedures, techniques including recruiting techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Products, the Company's budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Company's business, systems, methods of operation, Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees, former employees, clients and former clients. In addition, Confidential Information also includes the identity of Customers and the identity of and telephone numbers, e-mail addresses and other addresses of employees or agents of Customers who are the persons with whom the Company's employees and agents communicate in the ordinary course of business. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any Affiliates of the Employee) who did not acquire such confidential information or trade secret, directly or indirectly, from the Employee or the Company.

         (b) Legitimate Business Interests. The Employee recognizes that the Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers; (iv) Customer goodwill associated with the Company's business; and (v) specialized training relating to the Company's Products, technology, methods and procedures.

         (c) Confidentiality. During the Restrictive Period or as otherwise required by any more liberal confidentiality agreement of the Company, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Employee's employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company is a special, valuable and unique asset. The Employee shall exercise all due diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its Customers, as the case may be. The Employee shall not for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose.

         (d) References to the Company in this Section 5 shall include the Company's Affiliates.

6. EQUITABLE RELIEF.

         (a) The Company and the Employee recognize that the relationship between them previously was of a special, unique and of extraordinary character, that the severance payments required by Section 2(b) provide the Employee with a benefit to which he is not entitled and that in the event of the breach by either of them of the terms and conditions of this Agreement or if the Employee for any reason takes any action in violation of Sections 3, 4 and/or Section 5, or if the Company for any reason takes any action in violation of Section 3, the aggrieved party, shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 6(b) below, to enjoin the other party from breaching the provisions of Sections 3, 4 or 5, as the case may be. In such action, the aggrieved party shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

         (b) Any action must be commenced in Fulton County, Georgia where the Company's principal offices will be located and where the Company will pay the Employee the compensation hereunder. The Employee irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to take any and all future action necessary to submit to the jurisdiction of such courts. The Employee irrevocably waives any objection that he now has or may have hereafter to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment without further right of appeal against the Employee in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Employee therein described, or by appropriate proceedings under any applicable treaty or otherwise.

7. RIGHT OF FIRST PURCHASE. For a period of one year from the date beginning April 11, 2003, the Employee shall not offer or sell any Class A or B Common Stock (the "Securities") of the Company unless he first offers the Securities to Jesup & Lamont Securities Corp., a market maker in the Securities, or if that firm is no longer a market maker in the Securities or engaged in the securities business, then another broker-dealer, which is a market maker, selected by the Company (any a "Broker"). The Broker shall have the right to purchase for its account all or part of the Securities offered which Securities shall be purchased directly from another broker-dealer. On any day when the Nasdaq Stock Market is open for business the Employee or his agent shall give written notice to the Broker of his intent to publicly offer for sale any Securities. The written notice shall be in the manner and to the e-mail address or fax number specified by the Broker in writing to the Employee (which notice may be later changed) at the address provided in this Agreement. Assuming that the Broker thereupon agrees upon receipt of the notice by it (not counting weekends or other days when the New York Stock Exchange is not open for trading), the Employee shall sell the number of Securities specified by the Broker up to the amount specified in the notice through or to the Broker at the price which represents the last best bid price reported by the principal market for the Securities immediately prior to the time of the notice (the "Net Price"). If the Broker does not do so, then the Broker shall have no rights to purchase for its account the Securities covered by the notice and the Employee shall be free to publicly offer and sell such Securities elsewhere during the succeeding five trading days (not counting weekends or other days when the New York Stock Exchange is not open for trading). The failure of the Broker on one or more occasions to purchase the Securities shall not be construed as a waiver.

8. DELIVERY OF SECURITIES AND RELEASE. The Company has delivered to Michael Harris, P.A. a certificate representing 1,806,250 shares of Class B Common Stock held by ARB Investment Enterprises, Ltd. ("ARB"), a limited partnership controlled by the Employee (the "Certificates"). Upon execution of this Agreement by all parties, Michael Harris, P.A. shall deliver the Certificates to the Employee, together with the written release of ARB, its corporate general partner and its current and past officers and directors, and ARB's current and past partners or successors, from the "Lenders" as defined in and under that certain Pledge Agreement dated September 6, 2002, by and between ARB and such Lenders substantially in the form annexed as Exhibit A.

9. LOCK-UP. During the period beginning on the date of this Agreement and ending on the earlier of (i) the sale by the Company of $15 million in securities or
(ii) July 15, 2003, the Employee shall not sell any Securities of the Company, except that the Employee may publicly sell 10,000 shares of Company Common Stock during each calendar week, subject to the restrictions and requirements of Rule 144.

10. DILUTION.

Until the end of the Restrictive Period the Company agrees that, except by affirmative vote of the requisite number of shares of its capital stock under Delaware law, it will not issue any additional shares or take any corporate action the result of which would cause it to receive or it to issue any shares at less than $1.50 per share, subject to adjustment as provided in the Stockholders' Voting Agreement.

11. RELEASES. The Company, its officers, and Jesup & Lamont Securities Corp. and its officers shall execute a general release releasing the Employee from any and all liabilities that may have arisen through the date of this Agreement. The Employee shall execute a general release releasing the Company, its Affiliates, its employees, its counsel and Jesup & Lamont Securities Corp. and its officers from any and all liabilities that may have arisen through the date of this Agreement. Forms of the releases are annexed as Exhibits B and C.

12. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The Company, and its subsidiaries are third party beneficiaries of the confidentiality and non-compete agreements. The Employee's obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee shall be void.

13. SEVERABILITY.

         (a) The Employee expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances, as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial or arbitration proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

         (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.


14. NOTICES AND ADDRESSES. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

To the Company:                     NexGen Vision, Inc.
                                             1535 Oak Industrial Lane
                                             Suite F
                                             Cumming, GA  30041
                                             Facsimile:  (770) 781-8498

         With a Copy to:            Michael D. Harris, Esq.
                                             Harris & Gilbert, LLP
                                             1555 Palm Beach Lakes Blvd.
                                             Suite 310
                                             West Palm Beach, Florida 33401
                                             Facsimile:  (561) 478-1817

To the Employee:                    Hermann Burckhardt
                                             9796 N.W. 51st Terrace
                                             Miami, Florida 33178
                                             Facsimile:  (786) 331-3575

         With a Copy to:            Gerald L. Fishman
                                             Wolin & Rosen, Ltd.
                                             55 West Monroe Street
                                             Suite 3600
                                             Chicago, Illinois 60603
                                             Facsimile:  (312) 424-0660
or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

16. ARBITRATION. Except for an action for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Atlanta, Georgia (unless the parties mutually agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

17. ATTORNEY'S FEES.

         (a) In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

         (b) The Company agrees to pay the fees and costs of Employee's counsel, in connection with the drafting, negotiation, execution and consummation of this Agreement and the Stockholders' Voting Agreement, up to $3,000, upon presentation of an invoice therefor. The Employee shall be responsible for any such fees or costs in excess of $3,000.

18. GOVERNING LAW. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Delaware where the Company is incorporated without regard to choice of law considerations.

19. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes all prior or contemporaneous oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by a statement in writing signed by the party against which enforcement or the change, waiver, discharge or termination is sought.

20. ADDITIONAL DOCUMENTS. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

21. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

________________________        NexGen Vision, Inc.


________________________        By: /s/ Gary Lafferty
                                   -----------------------------------------
                                   Gary Lafferty, Chief Executive Officer


________________________        Employee:

________________________        /s/ Hermann Burckhardt
                                --------------------------------------------
                                Hermann Burckhardt



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